UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 13, 2004
                        (Date of earliest event reported)


                          NATHANIEL ENERGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


       Delaware                     000-27783             84-1572525
       --------                     ---------             ----------
(State or Other Jurisdiction  (Commission File No.) (IRS Employer Identification
      Incorporation)                                       Number)


               8001 S. InterPort Blvd., Englewood, Colorado 80112
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 690-8300

           ----------------------------------------------------------------
             (Former Name or Former Address, if Changed Since Last Report

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   (  ) Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

   (  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

   ( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement.

               On September 13, 2004, Nathaniel Energy Corporation and the other contracting parties executed an amendment to the July 16, 2004 contract relating to the supply of two 1800 BHP Thermal Combustors(TM) for a Refuse Derived Fuel project in Cologna Veneta, Italy. The amendment took effect as of August 25, 2004. We previously disclosed the terms of this agreement in a Current Report on Form 8-K for an event dated July 26, 2004.

               Pursuant to the amendment

          - the completion date of the project was extended from September 30, 2004 to October 30, 2004, and

          - 50% of the payments due under the contract will be made on September 30, 2004 if one of the two required gasifiers is completed by September 30, 2004.

          - The start up test procedure to measure output has been reduced from a period of fifteen (15) days, measured on twelve(12) hour intervals, to a period of four (4) consecutive days, measured on twelve (12) hour intervals.

               Nathaniel Energy's obligation to perform its obligations under the agreement are subject to other parties involved in the project fulfilling their respective obligations which need to be completed before Nathaniel Energy can perform certain aspects of its obligations. We cannot assure that the other parties involved will perform their obligations on a timely basis or at all, or that if they do perform, that we will be able to meet our obligations to timely perform under the agreement.


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                                    SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NATHANIEL ENERGY CORPORATION


Dated:  September 15, 2004       By:/s/ George A. Cretecos
                                    -------------------------------------------
                                    George A. Cretecos, Chief Operating Officer